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24.2                  Certificate


         I, KENNETH J. WARREN, hereby certify that I am the duly elected Secretary of PH Group Inc., an Ohio corporation (the "Corporation"), and do further certify that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on January 21, 1998, and that such resolution has not been amended or rescinded, and is in full force and effect:

         RESOLVED, that each officer and director who may be required to execute an annual report on Form 10-K or Form 10-KSB (whether on behalf of the Company or as an officer or director thereof or otherwise) or any amendment or supplement thereto be, and each of them hereby is, authorized to execute a power of attorney appointing Charles T. Sherman, his or her true and lawful attorney and agent to execute in his or her name, place and stead (in any such capacity) the annual report and all amendments or reports necessary or in connection therewith, and to file the same with the Securities and Exchange Commission, to have full power and authority to do and to perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act which is necessary or advisable to be done as fully, and to all intents and purposes, as any such officer or director might or could do in person; ...

         Dated this 30th day of March, 1999.

                              /s/ KENNETH J. WARREN
                              ------------------------------
                              Kenneth J. Warren